UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2020 (October 31, 2020)

KUBIENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37875	82-1808844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

228 Park Avenue South Suite 72602 New York, New York	10003-502
(Address of principal executive offices)	(Zip Code)

(866) 668-2567

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KBNT	Nasdaq
Common Stock Purchase Warrants	KBNTW	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officer

Peter A. Bordes, Jr. Resignation

On October 31, 2020, the Board of Directors (the “Board”) of Kubient, Inc. (the “Company’) accepted Peter A. Bordes, Jr.’s resignation from his position as Chief Executive Officer of the Company. Mr. Bordes will continue to serve as a member of the Board of the Company.

In connection with his resignation, the Company entered into a Separation and Consulting Agreement (the “Bordes Agreement”) with Mr. Bordes on October 31, 2020. Under the terms of the Bordes Agreement, which supersedes and replaces Mr. Bordes’ employment agreement with the Company, Mr. Bordes agreed to provide consulting services from October 31, 2020 until April 30, 2021 in order to assist the Company in the transition of his duties and responsibilities.

The Bordes Agreement provides that, among other things:

•	the Company shall pay Mr. Bordes a lump sum of $265,000, less applicable taxes and withholding, in separation pay;

•	the Company shall pay Mr. Bordes a lump sum of $40,000, less applicable taxes and withholding, as a bonus for his contributions to the success of the Company’s initial public offering;

•	the Company will award Mr. Bordes 15,000 shares of the Company’s common stock in addition to the stock incentive awards already issued to Mr. Bordes under the Kubient, Inc. 2017 Equity Incentive Plan; and

•	the Company will pay Mr. Bordes $15,000 per month paid in advance on the first of each month for services performed during the term of the Bordes Agreement.

Mr. Bordes’ receipt of the aforementioned payments and benefits is conditioned upon the fulfillment of his obligations under the Bordes Agreement, consideration for the waiver and release of claims set forth in the Bordes Agreement, and Mr. Bordes’ compliance with the confidentiality, non-solicitation, non-disparagement and other standard covenants set forth in the Bordes Agreement. Mr. Bordes has also agreed to indemnify the Company for losses arising out of the Bordes Agreement, including the provision of consulting services to the Company thereunder.

The description of the Bordes Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Bordes Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Paul Roberts Appointment

Also effective October 31, 2020, the Board appointed Paul Roberts, the Company’s Chief Strategy Officer, President and Chairman of the Board, as Interim Chief Executive Officer of the Company.

Mr. Roberts, age 42, has played a key role in the development and commercialization of the Company from inception as its founder, and has served as Chief Strategy Officer, President and Chairman of since May 15, 2019, prior to which he acted as the Company’s Chief Executive Officer and Chairman since May 2017. Additional biographical information regarding Mr. Roberts can be found in the Company’s Registration Statement on Form S-1/A, filed with the United States Securities and Exchange Commission on August 10, 2020, and such information is incorporated herein by reference.

There are no family relationships between Mr. Roberts and any director or executive officer of the Company, and Mr. Roberts has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On November 2, 2020, the Company issued a press release announcing Mr. Bordes’ resignation and Mr. Roberts’ appointment as Interim Chief Executive Officer of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached press release included as Exhibit 99.1 to this report is deemed to be “furnished” solely pursuant to item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or the exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Separation and Consulting Agreement with Peter A. Bordes, Jr. dated October 31, 2020
99.1	Press Release dated November 2, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUBIENT, INC.

Dated: November 5, 2020	By:	/s/ Joshua Weiss
Joshua Weiss Chief Financial Officer